First Quarter 2022 Earnings Call April 22, 2022 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the Covid-19 pandemic and its impact on general economic and financial market conditions and on the Company’s customer’s business, results of operations, asset quality and financial condition; (III) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (IV) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (V) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (VI) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VII) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VIII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (IX) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (X) the availability of and access to capital; (XI) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals, and/or other negative affects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the Covid-19 pandemic; and (XII) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.   NON-GAAP MEASURES This investor presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation. Disclosures

1Q22 Highlights

Executing on strategic objectives

- Enhance profitability and earnings consistency
- Accelerate organic growth
- Maintain sound risk management
- Execute disciplined capital allocation

Unusual items

- $858,000 BOLI death benefit; $545,000 prior period adjustment for loan origination deferred costs; $385,000 severance/retirement

Delivering high performance

- Earnings per share of $0.48
- PTPPA and ROAA of 1.61% and 1.37%, respectively, despite ~$350MM of excess liquidity
- ROATCE of 13.02%, despite ~200 basis points of excess capital

Proactively managing risk

- Record low past due ratio of 0.17%
- Modestly asset sensitive balance sheet

Deploying capital in a disciplined manner

- Investments in loan capabilities produced 31% average and 21% EOP annualized loan growth
- Increased quarterly dividend 67% from $0.06 to $0.10 per share
- Repurchased 36,608 shares during the quarter; 120,370 shares through April 21, 2022

CAPSTAR FINANCIAL HOLDINGS, INC. 3

Financial Results (Dollars in millions, except per share data) GAAP 1Q22 Favorable/(Unfavorable)   4Q21 1Q21 Net Interest Income $21.14 -8% -5% Noninterest Income $9.09 -18% -9% Revenue $30.23 -11% -6% Noninterest Expense $17.74 5% 2% Pre-tax Pre-provision Income $12.49 -19% -16% Provision for Loan Losses ($0.78) -20% 221% Net Income $10.67 -14% -3% Diluted Earnings per Share $0.48 -15% -4%

Key Performance Indicators

(Dollars in millions, except for per share data)		1Q22	4Q21	1Q21
Profitability	Net Interest Margin(1)	2.97%	3.14%	3.13%
	Efficiency Ratio(2)	58.67%	54.74%	54.08%
	Pretax Preprovision Income / Assets(3)	1.61%	1.94%	1.95%
	Return on Average Assets	1.37%	1.57%	1.45%
	Return on Average Tangible Common Equity	13.02%	15.02%	14.85%
Growth	Total Assets (Avg)	$3,153	$3,159	$3,079
	Total Deposits (Avg)	$2,705	$2,713	$2,664
	Total Loans HFI (Avg) (Excl PPP)	$1,988	$1,846	$1,725
	Diluted Earnings per Share	$0.48	$0.56	$0.50
	Tangible Book Value per Share	$14.49	$14.99	$13.34
Soundness	Net Charge-Offs to Average Loans (Annualized)	0.01%	0.04%	0.00%
	Non-Performing Assets / Loans + OREO	0.18%	0.18%	0.30%
	Allowance for Loan Losses + Fair Value Mark / Loans Excl PPP	1.16%	1.27%	1.59%
	Common Equity Tier 1 Capital	13.58%	14.11%	13.79%
	Total Risk Based Capital	15.60%	16.29%	16.29%

(1) Calculated on a tax equivalent basis.
(2) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income.
(3) Pre-tax Pre-provision ROA calculated as ROA excluding the effect of income tax expense and provision expense.

CAPSTAR FINANCIAL HOLDINGS, INC. 5

Financial Detail

Net Interest Income / Margin(1) Calculated on a tax equivalent basis. Adjusted for excess liquidity, PPP Loan impact and One-time deferred cost adjustment. (2) Net interest income was $21MM. Loan growth favorably impacted NII $0.7MM Decline in PPP interest and fees of $1.2MM One-time deferred cost adjustment of $0.5MM Two fewer days interest in the quarter of $0.4MM Lower loan HFS interest of $0.2MM NIM was 2.97% and declined 17 bps vs. 4Q21 Excluding deferred cost adjustment, less PPP and excess liquidity NIM declined 8 bps to 3.32% Loan/Deposit ratio improvement from further deployment of excess liquidity into loans. NII and NIM expected to improve Strong loan pipeline and production provide opportunity to redeploy excess levels of low yielding cash and securities to higher yielding loans Loan pricing tailwind as competitor pricing responds to dramatic recent market rate increases. Remain asset sensitive in both a rising parallel shift of the yield curve as well as a scenario of rising short-term rates with the yield curve flattening

Refreshed deposit repricing beta assumptions. Balance sheet remains asset sensitive. Modeled net interest income sensitivity to market rate changes is as follows: Net interest income increases 4.1% and 7.2% for immediate parallel yield curve increases of 100 basis points and 200 basis points, respectively. The Fed is expected to aggressively raise short term rates. However, following significant yield curve steepening in recent months, yield curve flattening is a likely scenario. In a scenario where fed funds rises 200 basis points over 12 months and 5 year rates rise by 45 basis points, net interest income is projected to increase by 1.7%. Interest Rate Risk Sensitivity

Deposit Growth and Costs Total deposits and non-interest bearing deposits remained near record levels Total deposit cost held flat at 0.19% Excess liquidity of ~$350MM Slightly earnings positive as cash investment yields were slightly higher than average deposit costs Negatively impacts key ratios – NIM, PTPPA, and ROA While the Company is currently faced with excess deposits, a priority is to develop a deposit first culture to ensure strong core funding into the future Disciplined pricing of deposits as the Fed raises short-term rates, focused on optimizing profitability while remaining competitive to retain and attract core relationships

Total HFI loan growth (excluding PPP) of 31.1% on average and 21.3% EOP. Remaining PPP loans totaled $6.5MM at 3/31/22 1Q22 production of $186MM in HFI loans (annualized $755MM) 2021 - $674MM 2020 - $445MM 2019 - $296MM Commercial loan pipeline exceeds $500MM Strong contribution across all markets 1Q22 loan yield decreased from 50 bps vs. 4Q21 24 bps due to PPP 11 bps due to deferred cost adjustment Remaining 15 bps due to loan coupon, other loan fees and purchase accounting accretion Disciplined pricing with 1Q22 matched funding spread of ~2.11%, though select originations at lower than targeted spreads given lagged competitor response to market rate increases. Loan Growth and Yields

Noninterest Income   Three Months Ended (Dollars in thousands) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 Noninterest Income  Deposit Service Charges $ 1,142 $ 1,117 $ 1,187 $ 1,109 $ 1,102 Interchange and Debit Transaction Fees 1,222 1,261 1,236 1,227 1,092 Mortgage Banking 1,966 2,740 4,693 3,910 4,716 Tri-Net 2,171 3,996 1,939 1,536 1,143 Wealth Management 440 438 481 471 459 SBA Lending 228 279 911 377 492 Net Gain on Sale of Securities 0 8 7 (13) 26 Other 1,919 1,295 1,197 1,266 984 Total Noninterest Income $ 9,089 $ 11,134 $ 11,651 $ 9,883 $ 10,014 Average Assets 3,153,320 3,159,308 $ 3,171,182 $ 3,078,748 $ 3,078,745 Noninterest Income / Average Assets 1.17% 1.40% 1.46% 1.29% 1.32% Revenue 30,229 34,126 $ 34,615 $ 32,915 $ 32,196 % of Revenue 30.07% 32.63% 33.66% 30.03% 31.10% Unique fee businesses contributed to noninterest income as % of revenue > 30% over the past eight quarters Mortgage income normalizing coming off record highs in prior quarters. One-time BOLI income of $858K for the quarter.

Noninterest Expense

(Dollars in thousands)	Three Months Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Noninterest Expense					
Salaries and Employee Benefits	$ 10,269	$ 10,549	$ 10,980	$ 10,803	$ 9,427
Data Processing and Software	2,647	2,719	2,632	3,070	2,827
Occupancy	1,099	1,012	1,028	1,057	1,108
Equipment	709	867	760	980	899
Professional Services	679	521	469	460	704
Regulatory Fees	280	284	279	211	257
Acquisition Related Expenses	-	-	-	256	67
Amortization of Intangibles	446	461	477	493	508
Other	1,607	2,268	1,741	1,750	1,616
Total Noninterest Expense	**$ 17,736**	**$ 18,682**	**$ 18,366**	**$ 19,080**	**$ 17,413**
Efficiency Ratio	*58.67%*	*54.74%*	*53.06%*	*57.97%*	*54.08%*
Average Assets	*$ 3,153,320*	*$ 3,159,308*	*$ 3,171,182*	*$ 3,078,748*	*$ 3,078,745*
Noninterest Expense / Average Assets	*2.28%*	*2.35%*	*2.30%*	*2.49%*	*2.29%*
FTE	*397*	*397*	*392*	*383*	*379*
Operating Noninterest Expense[(1)]	**$ 17,736**	**$ 18,682**	**$ 18,366**	**$ 18,824**	**$ 17,346**
Operating Efficiency Ratio[(1)]	**58.67%**	**54.74%**	**53.06%**	**57.19%**	**53.88%**
Operating Noninterest Expense/Average Assets[(1)]	**2.28%**	**2.35%**	**2.30%**	**2.45%**	**2.28%**

- Strong expense discipline with adoption of productivity mindset across the organization
- Excluding $385K of severance/ retirement expense in the first quarter, non-interest expenses declined $1.3MM due to lower incentive accruals and recruiting expenses

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC. 12

Risk Management

Loan Portfolio Performance (1) Criticized and classified loan level at pre-pandemic level Proforma for acquisitions, record past due level Net charge-offs remained low and have averaged less than $167K over the last 8 quarters

Allowance for Loan Losses Our allowance for the quarter pursuant to our pre-pandemic model include the following: Provided above average allocation for new loan growth Reductions in qualitative pandemic assessments resulting from: Reductions in credits with residual impact from the pandemic Improvements in overall criticized and classified asset trends Resumption of payments for credits with payment deferrals Continued improvement in past dues The Allowance for Loan Losses at 1Q22 of $20.9MM plus the $2.8MM fair value mark on acquired loans was 1.16% of non-PPP Loans As expected, given ongoing PPP loan forgiveness, PPP loans had no material Q1 impact on these ratios. (1) PPP Loan balances net of unearned fees as of 03/31/2022. (1)

Profitability & Capital Management

Capital Allocation Strategies Internal Investment Primary Focus – investing in our core business Seeking organic growth that meets or exceeds our cost of capital Knoxville, Chattanooga and Rutherford/Williamson markets current loan outstandings ~$500MM in 24 months Dividends Targeting 10-35% payout ratio Announced $0.10 dividend in 1Q22, an increase of $0.04/share or 67% Share Repurchase At times, our stock is our best investment $30MM authorization 120,370 shares purchased year-to-date through April 21, 2022 $27.5MM remaining M&A Must have strong strategic rationale Disciplined pricing 1 2 3 (1) (1) (1) (1) (1) Source: S&P Capital IQ, Peer Medians based on Selected Nationwide Major Exchange Banks and Thrifts with Assets $2.0 Billion - $6.5 Billion as of 4Q21. 4

Looking Forward

As of April 2022 Economy Increase in the Fed Funds rate through 2023 with a flattening of the yield curve A potential for slower economic growth Loan Growth Low double-digit growth Deposit Growth Continue to develop core deposit capabilities to provide an improved long-term funding base Low single-digit growth Net Interest Income Loan pricing tailwind as competitors respond to dramatic recent market rate increases Opportunities to improve NII and NIM by redeploying excess liquidity into loans NIM (excluding PPP) benefiting modestly from rising rates with a parallel or flattening curve $172K remaining of PPP fees with anticipated forgiveness Provision Expense Continued low net charge-offs Modest decline in allowance for loan loss percentage with continued economic improvement Adoption of CECL 1/1/23 Non-Interest Income Near-term headwinds on Mortgage spreads and volume due to slowing refis and tight housing inventory. Favorable long-term outlook given strong demand/markets, strength of Mortgage team and purchase money focus. TriNet volumes expected to return to more normalized levels. Near-term margins under pressure and market lull as borrowers and investors assess recent market rate increases. Expect full year revenue closer to 2019. SBA activity trending up including transaction which closed in early Q2. Non-Interest Expense Bank-only expense of approximately $16MM per quarter; other expenses influenced by mortgage operations Actively recruiting high quality bankers with average PTPP break even at or around 12 months Income Taxes Expected tax rate to remain at approximately 20% for 2022 Capital Progression toward targeted capital levels through loan growth, in-market and new market lift-outs, increased dividends, and share repurchases $16.3MM conservative - 2022 budget is $16.2 quarterly 2022 Outlook

Investment Thesis Quality Management Team Strong operational and capital allocation experience Insiders own ~10% of the company Shareholder-friendly culture Catalyst for Improved Profitability and Growth Excess liquidity and capital levels available to support balance sheet growth or share repurchases Opportunity to lever expenses from bankers added in 2021 Three recent acquisitions provide greater scale to leverage Repeatable Investment Opportunities Beneficiary of significant in-migration and growing number of dissatisfied large regional bank customers Lift-out opportunities of bankers who value an entrepreneurial culture and size where they make an impact M&A available to capitalize on continued Tennessee consolidation Attractive Valuation Opportunity for superior shareholder returns through multiple expansion and earnings growth Top quartile performance and franchise scarcity value trading at ~15% discount Strong organic growth, excess liquidity and capital, and asset sensitivity provide earnings momentum

Appendix: Other Financial Results and Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 TANGIBLE COMMON EQUITY Total Shareholders’ Equity $ 368,917 $ 380,094 $ 370,328 $ 359,752 $ 343,944 Less: Intangible Assets 47,313 47,759 48,220 48,697 49,190 Tangible Common Equity 321,604 332,335 322,108 311,055 294,754 TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS Tangible Common Equity $ 321,604 $ 332,335 $ 322,108 $ 311,055 $ 294,754 Total Assets 3,190,749 3,133,046 3,112,127 3,212,390 3,150,457 Less: Intangible Assets 47,313 47,759 48,220 48,697 49,190 Tangible Assets 3,143,436 3,085,287 3,063,907 3,163,693 3,101,268 Tangible Common Equity to Tangible Assets 10.23% 10.77% 10.51% 9.83% 9.50% TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Common Equity $ 321,604 $ 332,335 $ 322,108 $ 311,055 $ 294,754 Shares of Common Stock Outstanding 22,195,071 22,166,129 22,165,760 22,165,547 22,089,873 Tangible Book Value Per Share, Reported $ 14.49 $14.99 $14.53 $14.03 $13.34 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 380,039 $ 377,357 $ 367,807 $ 358,850 $ 350,681 Less: Average Intangible Assets 47,604 48,054 48,527 49,012 49,514 Average Tangible Equity 332,435 329,303 319,280 309,838 301,167 Net Income 10,673 12,470 13,102 12,076 11,030 Return on Average Tangible Equity (ROATE) 13.02% 15.02% 16.28% 15.63% 14.85% Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 OPERATING NET INCOME Net Income $ 10,673 $ 12,470 $ 13,102 $ 12,076 $ 11,030 Add: Merger Related Expense - - - 256 67 Less: Income Tax Impact - - - (67) (18) Operating Net Income 10,673 12,470 13,102 12,265 11,079 OPERATING DILUTED NET INCOME PER SHARE Operating Net Income $ 10,673 $ 12,470 $ 13,102 $ 12,265 $ 11,079 Average Diluted Shares Outstanding 22,254,644 22,221,989 22,218,402 22,198,829 22,076,600 Operating Diluted Net Income per Share $ 0.48 $ 0.56 $ 0.59 $ 0.55 $ 0.50 OPERATING RETURN ON AVERAGE ASSETS (ROAA) Operating Net Income $ 10,673 $ 12,470 $ 13,102 $ 12,265 $ 11,079 Total Average Assets 3,153,320 3,159,308 3,171,182 3,078,748 3,078,745 Operating Return on Average Assets (ROAA) 1.37% 1.57% 1.64% 1.60% 1.46% OPERATING RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Average Tangible Equity $ 332,435 $ 329,303 $ 319,280 $ 309,838 $ 301,167 Operating Net Income 10,673 12,470 13,102 12,265 11,079 Operating Return on Average Tangible Equity (ROATE) 13.02% 15.02% 16.28% 15.88% 14.92% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding merger related items.

  Three Months Ended (Dollars in thousands, except per share information) March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 OPERATING NONINTEREST EXPENSE Noninterest Expense $ 17,736 $ 18,682 $ 18,366 $ 19,080 $ 17,413 Less: Merger Related Expense - - - (256) (67) Operating Noninterest Expense 17,736 18,682 18,366 18,824 17,346 OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS Operating Noninterest Expense $ 17,736 $ 18,682 $ 18,366 $ 18,824 $ 17,346 Total Average Assets 3,153,320 3,159,308 3,171,182 3,078,748 3,078,745 Operating Noninterest Expense / Average Assets 2.28% 2.35% 2.30% 2.45% 2.28% OPERATING EFFICIENCY RATIO Operating Noninterest Expense $ 17,736 $ 18,682 $ 18,366 $ 18,824 $ 17,346 Net Interest Income 21,140 22,992 22,964 23,032 22,182 Noninterest Income 9,089 11,134 11,651 9,883 10,014 Total Revenues 30,229 34,126 34,615 32,915 32,196 Operating Efficiency Ratio 58.67% 54.74% 53.06% 57.19% 53.88% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Mike Fowler Chief Financial Officer CapStar Financial Holdings, Inc. (615) 732-7404 Email: mike.fowler@capstarbank.com Corporate Headquarters